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                                                                    Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aeropostale, Inc. (the "Company") on Form 10-Q for the period ending August 3, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Julian R. Geiger, Chairman and Chief Executive Officer of the Company and Michael J. Cunningham, Senior Vice President-Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


September 17, 2002



/s/ Julian R. Geiger
-------------------------------------
Julian R. Geiger
Chairman and Chief Executive Officer
(principal executive officer)



/s/ Michael J. Cunningham
------------------------------------
Michael J. Cunningham
Senior Vice President - Chief Financial Officer
(principal financial officer)